Exhibit 10.62

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into by and between WP Glimcher Inc., an Indiana corporation (the “Company”), and Michael P. Glimcher (“Executive”), executed on _______________, 2016, effective as of March 18, 2016.
WHEREAS, the Company and Executive are parties to an employment agreement, dated as of September 16, 2014 (the “Employment Agreement”) (capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Employment Agreement); and
WHEREAS, the Company and Executive now desire to amend the Employment Agreement to reflect Executive’s continued employment on the terms and subject to the conditions set forth herein;
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Terms of Employment.    Section 2(b)(iv) of the Employment Agreement is hereby deleted in its entirety and replaced as follows:
(iv)  Annual Equity Awards The Executive shall be granted or allocated restricted stock units (or such other securities/instruments that the Committee deems appropriate) (“Awarded Securities”) as part of the long-term incentive compensation approved annually by the Committee (the “Annual Equity Award”). Each Annual Equity Award shall be granted pursuant to the terms and conditions of the Partnership’s 2014 Stock Incentive Plan, as may be amended, restated or supplemented from time to time (the “Plan”), and the form(s) of Annual Equity Award thereunder shall be no less favorable to the Executive than the Annual Equity Award to other senior executives of the Company. The Annual Equity Award in respect of any fiscal year shall be granted no later than seven (7) calendar days following the completion of the audit of the Company’s financial statements for the fiscal year preceding the year the Awarded Securities are granted or allocated (the “Grant Year”) (and in any event no later than the date any Annual Equity Award or other equity-based compensation is granted to other senior executives of the Company in respect of such fiscal year). The number of Awarded Securities that comprise an Annual Equity Award shall be no less than the number equal to the Annual Equity Award Cash Equivalent (defined below) divided by the average closing price of the Company’s common stock on the primary exchange on which it trades (the “Closing Price”) for the final fifteen (15) trading days of the Grant Year. The “Annual Equity Award Cash Equivalent” shall be an amount not less than two times the salary compensation received by the Executive from the Company in the Grant Year (“Salary”) with such amount constituting target achievement or no greater than three times Salary with such amount constituting maximum achievement. The actual number of Awarded Securities shall be determined based upon the Company’s total shareholder return goals, certain corporate strategic goals, and other metrics or goals as established by the Committee in consultation with the Executive not later than the 90th day of the Grant Year. Awarded Securities issued in respect of any Grant Year shall be subject to a three-year post-issuance service-based vesting schedule, with one-third (1/3 or 33%) of such Awarded Securities vesting on each of the first three annual anniversaries of the first day of the fiscal year following the fiscal year in respect of which such Awarded Securities are actually issued provided the Executive remains employed with the Company or its affiliates on the applicable vesting date other than as provided in this Agreement. For example, any Awarded Securities comprising an Annual Equity Award for a Grant Year ending December 31st of Year V shall be issued no later seven (7) calendar days in Year W following the completion of the audit of the Company’s financial statements for Year V (and in any event no later than the date any Annual Equity Award or other equity-based compensation is granted to other senior executives of the Company in respect to Year W), and shall vest in thirds on January 1 of each of Year X, Year Y, and Year Z, subject to continued service other than as provided in this Agreement. Distributions shall be paid on Awarded Securities issued from and after the date of issuance in accordance with the terms and conditions of the Plan and the applicable award agreement; provided, that, there shall be no reduction to such distributions compared to distributions paid in respect of common units of the Partnership generally other than as stated in this paragraph, an Annual Equity Award in respect of any fiscal year shall have terms and conditions substantially identical (and in any event no less favorable in any respect) to those applicable to an Annual Equity Award generally granted to the Company’s other senior executives in respect of the same fiscal year, if any; provided, that, if there are no grants of an Annual Equity Award to other senior executives of the Company in respect of the fiscal year in respect of which the Executive is granted an Annual Equity Award, then the terms and conditions of the Annual Equity Award for such fiscal year shall be no less favorable to the Executive than the terms and conditions of the first Annual Equity Award granted to the Executive pursuant to this Section 2(a)(iv) in 2015.
2. No Mitigation; Legal Fees. Section 6(b) of the Employment Agreement is hereby deleted in its entirety and replaced as follows:
(b) In the event of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement) (each, a “Contest”) the Company agrees to reimburse the Executive, to the full extent permitted by law, all legal fees and expenses that the Executive may reasonably incur at any time from the Effective Date of this Agreement through the Executive’s remaining lifetime (or, if longer, through the 20th anniversary of the Effective Date) as a result of such Contest; provided, however, that (i) if such Contest is initiated on or after a Change in Control (as defined in the Plan), or a Change in Control occurs during the pendency of such Contest, reimbursement of such fees and expenses will be provided only to the extent that the Executive is found pursuant to a judgment, decree or order of a court of competent jurisdiction, in accordance with Section 9(a), to have acted in good faith in bringing or defending the relevant action, and (ii) if such Contest is initiated prior to a Change in Control and a Change in Control does not occur during the pendency of such Contest, reimbursement of such fees and expenses shall be provided only if the Executive substantially prevails on at least one substantive issue in such Contest. In order to comply with Section 409A of the Code, in no event shall the payments by the Company under this Section 6(b) be made later than the end of the calendar year next following the calendar year in which such Contest is finally resolved, provided, that, the Executive shall have submitted an invoice for such fees and expenses at least 10 days before the end of the calendar year next following the calendar year in which such Contest is finally resolved. The amount of such legal fees and expenses that the Company is obligated to pay in any given calendar year shall not affect the legal fees and expenses that the Company is obligated to pay in any other calendar year, and the Executive’s right to have the Company pay such legal fees and expenses may not be liquidated or exchanged for any other benefit.
3. Entire Agreement. Except as otherwise provided herein, the Employment Agreement shall remain unaltered and of full force and effect.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

Michael P. Glimcher
/s/ Michael P. Glimcher

WP Glimcher Inc.
By:
/s/ Michael P. Glimcher
Name:    Michael P. Glimcher
Title:    CEO

[Signature Page - M. Glimcher Second Amendment to Employment Agreement]